UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

Builders FirstSource, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-51357	52-2084569
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 880-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The company’s annual meeting of stockholders was held on May 24, 2010. The owners of 88,323,406 shares of the company’s common stock, representing 91.3% of the voting power of all of the shares of common stock issued and outstanding on March 31, 2010, the record date for the meeting, were represented at the annual meeting. Each share of common stock was entitled to one vote at the annual meeting.

     Our stockholders elected each of the following individuals as a director of the company for a term of three years: Mr. Ramsey A. Frank (63,915,561 votes in favor and 6,582,768 votes withheld), Mr. Kevin J. Kruse (63,920,886 votes in favor and 6,577,443 votes withheld), and Mr. Floyd F. Sherman (67,627,030 votes in favor and 2,871,299 votes withheld). There were 17,825,077 broker non-votes with regard to the election of directors. Mr. Paul S. Levy, Mr. David A. Barr, Mr. Cleveland A. Christophe, and Mr. Craig A. Steinke continue as directors and, if nominated, will next stand for re-election at the 2011 annual meeting of stockholders. Mr. Michael Graff, Mr. Robert C. Griffin, and Mr. Brett N. Milgrim continue as directors and, if nominated, will next stand for re-election at the 2012 annual meeting of stockholders.

     Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010 with 88,251,890 votes in favor, 67,087 votes against, and 4,429 abstentions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan

Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: May 25, 2010